Exhibit 99.1

VeriFone Reports Results for the First Quarter of Fiscal 2012

SAN JOSE, CA - March 5, 2012 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended January 31, 2012 (“Q1 FY12”).

Non-GAAP net revenues for Q1 FY12 were $425 million, compared to $416 million in the previous quarter and $284 million for the comparable period of fiscal 2011 (“Q1 FY11”), a 50% year-over-year increase. GAAP net revenues were $420 million for the latest quarter, $411 million for the prior quarter and $284 million for Q1 FY11.

Non-GAAP gross margins were 43% for Q1 FY12, compared to 40% in the prior quarter and 41% in Q1 FY11. GAAP gross margins were 37% for the latest quarter, 31% for the prior quarter and 39% for Q1 FY11.

Non-GAAP net income per diluted share for Q1 FY12 was $0.58, compared to $0.53 in the prior quarter and $0.43 for Q1 FY11, a 35% year-over-year increase. GAAP net income per diluted share for the latest quarter was a $0.03 loss, compared to $1.84 income in the prior quarter and $0.35 income in Q1 FY11.

“We are delighted with our strong start to fiscal year 2012. We reported record revenues and non-GAAP EPS, the highest non-GAAP operating margin in over five years and continued double-digit organic growth,” said Douglas G. Bergeron, Chief Executive Officer. “The Point business is performing ahead of plan. Their 'payment-as-a-service' model is positioned to serve as the new North American paradigm for quickly deploying and maintaining advanced EMV software and mobile wallet software updates for Visa, Isis, Google, PayPal and others.”

Highlights Since Last Earnings Release
Today VeriFone announced an agreement with Isis, the joint venture between AT&T Mobility, T-Mobile USA and Verizon Wireless, to integrate the Isis Mobile Commerce Application in current and future NFC-enabled product lines. The companies have also agreed that their sales, marketing and implementation teams will collaborate to target large retail and petroleum/convenience merchants in previously announced Isis launch markets of Salt Lake City and Austin. VeriFone's leading market share of U.S. retailers, NFC-ready product portfolio and “payment-as-a-service” delivery model will help accelerate the wide-scale adoption of mobile commerce.

On March 1, VeriFone announced the acquisition of LIFT Retail Marketing Technology, the provider of the LIFT Station - a digital marketing system that integrates with leading point-of-sale systems and increases sales by convenience stores and gas station shops. Leveraging an advertiser-funded model, the LIFT Station personalizes the experience for each shopper by determining optimal offers based on the products being scanned, presenting the offers with compelling digital ads on a touchscreen display and providing cashiers with friendly transaction-specific selling scripts. The VeriFone LiftRetail Solutions offering is another way VeriFone is bringing intelligence to retail checkout.

On January 16, at the National Retail Federation Expo, VeriFone highlighted several new payment solutions, including the GlobalBay Mobile POS and Retailing solutions. Global Bay, acquired by VeriFone on November 1, provides technology that, when coupled with VeriFone's secure mobile payment technology, offers the retailer an unparalleled comprehensive and integrated suite of mobile applications that will transform the in-store experience. Mobile retailing is spreading as merchants seek to interact with customers away from the check-out to deliver personalized and interactive service, up-sell and cross-sell, close the sale and accept payment.

On December 30, VeriFone completed the acquisition of Point, Northern Europe's largest provider of payment and gateway services and solutions for retailers. Point, based in Stockholm, with operations in 11 Northern European countries, serves a contracted network encompassing almost 475,000 merchant accounts. VeriFone intends to extend the Point platform throughout the region and beyond, creating the world's largest infrastructure for rapid deployment of alternative payments. VeriFone paid approximately EUR 600 million to acquire all of the equity of Point, and also retired existing Point debt of approximately EUR 190 million at closing.

To finance the Point acquisition and refinance existing debt, VeriFone executed a credit agreement for $1.5 billion led by J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital and RBC Capital Markets. The facility provides VeriFone with long-term debt capital at economical interest rates. The debt consists of 5-year Term A Loans for $918 million, a 5-year revolving line of credit for $350 million, and 7-year Term B Loans for $232 million. The company's previously arranged credit facility has been repaid in full; a portion of the proceeds will be used to repay VeriFone's outstanding 1.375% Convertible Notes due June 2012.

Guidance for Second Quarter 2012 and Full Fiscal Year
VeriFone has updated its guidance. For the second fiscal quarter ending April 30, 2012, VeriFone expects to report non-GAAP net revenues in the range of $465 million to $470 million. Non-GAAP net income per diluted share is projected to range from $0.59 to $0.60. For the full year of fiscal 2012, VeriFone expects to report non-GAAP net revenues in the range of $1.900 billion to $1.925 billion. Non-GAAP net income per diluted share is expected to range from $2.60 to $2.66 in FY12.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com
Investor Contact:
Doug Reed
Treasurer and Vice President, Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone's competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone's, in a manner that VeriFone's management believes does not reflect underlying operating performance that is comparable to VeriFone's. Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses and Restructuring Costs. VeriFone adjusts certain revenues and expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets, incremental costs associated with acquisitions (such as professional fees, legal fees related to inherited litigation and one-time charges related to acquired balances), acquisition integration expenses, loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies, step-down in deferred revenue on acquisition and step-up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

Note B: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note C: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods.

•
Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to ensure comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

•
Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Our non-GAAP tax rate for the period November 1, 2010 through December 30, 2011 was 20%. Our non-GAAP tax rate for the period since the December 30, 2011 acquisition of Point is 18%.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note D: Non-GAAP Net Income per Share. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. During Q1 FY12, the diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP purposes, because we have a non-GAAP net income and GAAP basis net loss.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended January 31,
	2012	2011	% Change
Net revenues:
System Solutions	$312,641	$225,707	38.5%
Services	106,883	58,058	84.1%
Total net revenues	419,524	283,765	47.8%

Cost of net revenues:
System Solutions	190,907	135,504	40.9%
Amortization of purchased intangible assets	7,845	4,636	69.2%
Total cost of System Solutions net revenues	198,752	140,140	41.8%
Services	64,134	32,134	99.6%
Total cost of net revenues	262,886	172,274	52.6%

Gross profit	156,638	111,491	40.5%

Operating expenses:
Research and development	35,079	21,642	62.1%
Sales and marketing	39,986	28,306	41.3%
General and administrative	59,653	26,332	126.5%
Total operating expenses	134,718	76,280	76.6%

Operating income (loss)	21,920	35,211	-37.7%
Interest expense	(14,634)	(7,570)	93.3%
Interest income	1,007	283	255.8%
Other income, net	(21,198)	1,651	-1,383.9%
Income (loss) before income taxes	(12,905)	29,575	-143.6%
Benefit from income taxes	(9,782)	(2,456)	298.3%
Net income (loss)	$(3,123)	$32,031	-109.7%

Net income (loss) per share:
Basic	$(0.03)	$0.37
Diluted	$(0.03)	$0.35

Weighted average shares used in computing net income (loss) per share:
Basic	105,833	87,090
Diluted	105,833	91,321

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended			% of Change
	Jan. 31, 2012	Oct. 31, 2011	Jan. 31, 2011	% SEQ Incr.	% YoY Incr.
Total GAAP Net Revenues:
United States and Canada	$119,630	$115,655	$128,304	3.4%	-6.8%
Europe, Middle East and Africa	154,907	148,613	78,707	4.2%	96.8%
Latin America	100,289	104,621	50,131	-4.1%	100.1%
Asia	44,698	41,815	26,623	6.9%	67.9%
Total GAAP net revenues	$419,524	$410,704	$283,765	2.1%	47.8%

Amortization of step-down in deferred revenue on acquisitions:
United States and Canada	$335	$106	$175
Europe, Middle East and Africa	4,096	1,364	—
Latin America	—	344	—
Asia	1,245	3,122	—
	$5,676	$4,936	$175

Total Non-GAAP Net Revenues:
United States and Canada	$119,965	$115,761	$128,479	3.6%	-6.6%
Europe, Middle East and Africa	159,003	149,977	78,707	6.0%	102.0%
Latin America	100,289	104,965	50,131	-4.5%	100.1%
Asia	45,943	44,937	26,623	2.2%	72.6%
Total Non-GAAP net revenues	$425,200	$415,640	$283,940	2.3%	49.7%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	January 31, 2012	October 31, 2011
Assets
Current assets:
Cash and cash equivalents	$379,979	$594,562
Accounts receivable, net	302,559	294,440
Inventories	171,414	144,316
Restricted cash	279,965	4
Other current assets	147,117	127,126
Total current assets	1,281,034	1,160,448

Property, plant and equipment, net	77,884	65,504
Purchased intangible assets, net	828,952	263,767
Goodwill	1,203,287	561,414
Other assets	357,041	262,428
Total assets	$3,748,198	$2,313,561

Liabilities and Equity
Current liabilities:
Accounts payable	$152,279	$144,278
Income taxes payable	9,066	9,116
Deferred revenue, net	97,715	68,824
Other current liabilities	244,927	209,007
Short-term debt	324,271	272,055
Total current liabilities	828,258	703,280

Deferred revenue, net	33,178	31,467
Long-term debt	1,313,175	211,756
Other long-term liabilities	319,236	171,565

Noncontrolling interest	38,659	1,300
Total stockholders' equity	1,215,692	1,194,193

Total liabilities and equity	$3,748,198	$2,313,561

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended January 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(3,123)	$32,031
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	31,859	9,485
Stock-based compensation	10,704	7,439
Non-cash interest expense	6,227	3,818
Gain on bargain purchase of business	—	(1,476)
Gain on adjustments to acquisition related balances, net	—	(691)
Deferred income taxes	(8,490)	(319)
Other	(1,455)	513
Net cash provided by operating activities before changes in working capital	35,722	50,800
Changes in operating assets and liabilities:
Accounts receivable, net	17,154	(13,299)
Inventories	(1,994)	5,474
Other assets	(10,694)	(15,323)
Accounts payable	(10,913)	5,263
Income taxes payable	(2,418)	2,744
Deferred revenues, net	28,589	(664)
Other liabilities	(23,278)	(4,586)
Net cash provided by operating activities	32,168	30,409

Cash flows from investing activities
Purchases of property, plant and equipment	(7,289)	(2,315)
Acquisitions of businesses, net of cash acquired	(1,067,517)	(9,730)
Other	(714)	(261)
Net cash used in investing activities	(1,075,520)	(12,306)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	1,409,177	—
Repayments of debt	(307,760)	(1,358)
Proceeds from issuance of common stock through employee equity incentive plans	8,812	16,678
Restricted cash and cash equivalents placed in escrow for repayment of convertible Notes	(279,159)	—
Debt issuance costs paid	—	—
Distribution to non-controlling interest owners	(135)	—
Net cash provided by financing activities	830,935	15,320

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,166)	607

Net increase (decrease) in cash and cash equivalents	(214,583)	34,030
Cash and cash equivalents, beginning of period	594,562	445,137
Cash and cash equivalents, end of period	$379,979	$479,167

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended
		Jan. 31, 2012	Oct. 31, 2011	Jan. 31, 2011

GAAP Net revenues - System Solutions		$312,641	$319,211	$225,707
Amortization of step-down in deferred revenue on acquisitions	A	2,028	2,780	—
Non-GAAP Net revenues - System Solutions		$314,669	$321,991	$225,707

GAAP Net revenues - Services		$106,883	$91,493	$58,058
Amortization of step-down in deferred revenue on acquisitions	A	$3,648	$2,156	$175
Non-GAAP Net revenues - Services		$110,531	$93,649	$58,233

GAAP Net revenues		$419,524	$410,704	$283,765
Amortization of step-down in deferred revenue on acquisitions	A	5,676	4,936	175
Non-GAAP Net revenues		$425,200	$415,640	$283,940

GAAP Cost of net revenues - System Solutions		$198,752	$227,154	$140,140
Stock-based compensation	B	(413)	(457)	(351)
Acquisition related and restructuring costs	A	(10,430)	(25,086)	(26)
Amortization of purchased intangible assets	A	(7,845)	(8,112)	(4,636)
Non-GAAP Cost of net revenues - System Solutions		$180,064	$193,499	135,127

GAAP Cost of net revenues - Services		$64,134	$57,488	32,134
Stock-based compensation	B	(66)	(44)	(47)
Acquisition related and restructuring costs	A	(824)	(881)	5
Amortization of purchased intangible assets	A	(641)	(334)	(223)
Non-GAAP Cost of net revenues - Services		$62,603	$56,229	$31,869

GAAP Gross profit - System Solutions		$113,889	$92,057	$85,567
Amortization of step-down in deferred revenue on acquisitions	A	2,028	2,780	—
Stock-based compensation	B	413	457	351
Acquisition related and restructuring costs	A	10,430	25,086	26
Amortization of purchased intangible assets	A	7,845	8,112	4,636
Non-GAAP Gross profit - System Solutions		$134,605	$128,492	$90,580

GAAP System Solutions gross margins		36.4%	28.8%	37.9%
Amortization of step-down in deferred revenue on acquisitions as a % of System Solutions net revenues		0.6%	0.9%	0.0%
Stock-based compensation as a % of System Solutions net revenues		0.1%	0.1%	0.2%
Acquisition related and restructuring costs as a % of System Solutions net revenues		3.3%	7.8%	—%
Amortization of purchased intangible assets as a % of System Solutions net revenues		2.5%	2.5%	2.1%
Non-GAAP System Solutions gross margins		42.8%	39.9%	40.1%

GAAP Gross profit - Services		$42,749	$34,005	$25,924
Amortization of step-down in deferred revenue on acquisitions	A	3,648	2,156	175
Stock-based compensation	B	66	44	47
Acquisition related and restructuring costs	A	824	881	(5)
Amortization of purchased intangible assets	A	641	334	223

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended
		Jan. 31, 2012	Oct. 31, 2011	Jan. 31, 2011
Non-GAAP Gross profit - Services		$47,928	$37,420	$26,364

GAAP Services gross margins		40.0%	37.2%	44.7%
Amortization of step-down in deferred revenue on acquisitions as a % of Services net revenues		3.4%	2.4%	0.3%
Stock-based compensation as a % of Services net revenues		0.1%	0.0%	0.1%
Acquisition related and restructuring costs as a % of Services net revenues		0.8%	1.0%	0.0%
Amortization of purchased intangible assets as a % of Services net revenues		0.6%	0.4%	0.4%
Non-GAAP Services gross margins		43.4%	40.0%	45.3%

GAAP Gross profit		$156,638	$126,062	$111,491
Amortization of step-down in deferred revenue on acquisitions	A	5,676	4,936	175
Stock-based compensation	B	479	501	398
Acquisition related and restructuring costs	A	11,254	25,967	21
Amortization of purchased intangible assets	A	8,486	8,446	4,859
Non-GAAP Gross profit		$182,533	$165,912	$116,944

GAAP Gross margins		37.3%	30.7%	39.3%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.4%	1.2%	0.1%
Stock-based compensation as a % of net revenues		0.1%	0.1%	0.1%
Acquisition related and restructuring costs as a % of net revenues		2.7%	6.3%	0.0%
Amortization of purchased intangible assets as a % of net revenues		2.0%	2.1%	1.7%
Non-GAAP Gross margins		42.9%	39.9%	41.2%

GAAP Research and development		$35,079	$34,654	$21,642
Stock-based compensation	B	(1,253)	(1,199)	(876)
Acquisition related and restructuring costs	A	(1,859)	(959)	(4)
Non-GAAP Research and development		$31,967	$32,496	$20,762
Non-GAAP Research and development as a % of net revenues		7.5%	7.8%	7.3%

GAAP Sales and marketing		$39,986	$46,060	$28,306
Stock-based compensation	B	(4,262)	(3,090)	(3,030)
Acquisition related and restructuring costs	A	(820)	(7,079)	(167)
Amortization of purchased intangible assets	A	(3)	(8)	—
Non-GAAP Sales and marketing		$34,901	$35,883	$25,109
Non-GAAP Sales and marketing as a % of net revenues		8.2%	8.6%	8.8%

GAAP General and administrative		$59,653	$52,936	$26,332
Stock-based compensation	B	(4,710)	(4,246)	(3,138)
Acquisition related and restructuring costs	A	(12,862)	(16,457)	(2,759)
Amortization of purchased intangible assets	A	(13,615)	(8,863)	(2,316)
Non-GAAP General and administrative		$28,466	$23,370	$18,119
Non-GAAP General and administrative as a % of net revenues		6.7%	5.6%	6.4%

GAAP Operating expenses		$134,718	$133,650	$76,280

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended
		Jan. 31, 2012	Oct. 31, 2011	Jan. 31, 2011
Stock-based compensation	B	(10,225)	(8,535)	(7,044)
Acquisition related and restructuring costs	A	(15,541)	(24,495)	(2,930)
Amortization of purchased intangible assets	A	(13,618)	(8,871)	(2,316)
Non-GAAP Operating expenses		$95,334	$91,749	$63,990
Non-GAAP Operating expenses as a % of net revenues		22.4%	22.1%	22.5%

GAAP Operating income (loss)		$21,920	$(7,588)	$35,211
Amortization of step-down in deferred revenue on acquisitions	A	5,676	4,936	175
Stock-based compensation	B	10,704	9,036	7,442
Acquisition related and restructuring costs	A	26,795	50,462	2,951
Amortization of purchased intangible assets	A	22,104	17,317	7,175
Non-GAAP Operating income		$87,199	$74,163	$52,954

GAAP Operating margin		5.2%	-1.8%	12.4%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.4%	1.2%	0.1%
Stock-based compensation as a % of net revenues		2.6%	2.2%	2.6%
Acquisition related and restructuring costs as a % of net revenues		6.4%	12.3%	1.0%
Amortization of purchased intangible assets as a % of net revenues		5.3%	4.2%	2.5%
Non-GAAP Operating margin		20.5%	17.8%	18.6%

GAAP Interest expense		$(14,634)	$(5,952)	$(7,570)
Acquisition related and restructuring costs	A	435	(1,571)	466
Non-cash interest expense	C	6,227	4,034	3,819
Non-GAAP Interest expense		$(7,972)	$(3,489)	$(3,285)

GAAP Interest income		$1,007	$1,546	$283
Acquisition related and restructuring costs	A	539	—	—
Non-GAAP Interest income		$1,546	$1,546	$283

GAAP Other income (expense), net		$(21,198)	$5,706	$1,651
Acquisition related and restructuring costs	A	19,111	(6,735)	(2,178)
Non operating gains	C	48
Non-GAAP Other income (expense), net		$(2,039)	$(1,029)	$(527)

Non-GAAP Income before income taxes		$78,734	$71,191	$49,425

GAAP Benefit of income taxes		$(9,782)	$(205,114)	$(2,456)
Income tax effect of non-GAAP exclusions	C	24,471	219,352	12,341
Non-GAAP Provision for income taxes		$14,689	$14,238	$9,885
Non-GAAP Income tax rate		18.7%	20.0%	20.0%

GAAP Net income (loss)		$(3,123)	$198,826	$32,031
Amortization of step-down in deferred revenue on acquisitions	A	5,676	4,936	175
Stock-based compensation	B	10,704	9,036	7,442

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended
		Jan. 31, 2012	Oct. 31, 2011	Jan. 31, 2011
Acquisition related and restructuring costs	A	46,880	42,156	1,239
Amortization of purchased intangible assets	A	22,104	17,317	7,175
Non-cash interest expense	C	6,227	4,034	3,819
Non-operating gains	C	48	—	—
Income tax effect of non-GAAP exclusions	C	(24,471)	(219,352)	(12,341)
Total Non-GAAP Net income		$64,045	$56,953	$39,540

Non-GAAP Net income per share:
Basic	D	$0.61	$0.53	$0.43
Diluted	D	$0.58	$0.53	$0.43

Weighted average shares used in computing net income (loss) per share:
GAAP basic shares		105,833	104,497	87,090
GAAP diluted shares		105,833	108,339	91,321
Additional shares dilutive for non-GAAP net income		3,728	—	—
Non-GAAP diluted shares	D	109,561	108,339	91,321

GAAP Net income as a % of net revenues		-0.7%	48.4%	11.3%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.4%	1.2%	0.1%
Stock-based compensation as a % of net revenues		2.6%	2.2%	2.6%
Acquisition related and restructuring costs as a % of net revenues		11.2%	10.3%	0.4%
Amortization of purchased intangible assets as a % of net revenues		5.3%	4.2%	2.5%
Non-cash interest expense as a % of net revenues		1.5%	1.0%	1.3%
Non-operating gains		0.0%	0.0%	0.0%
Income tax effect of non-GAAP exclusions as a % of net revenues		-5.8%	-53.4%	-4.3%
Total Non-GAAP Net income as a % of non-GAAP net revenues		15.1%	13.7%	13.9%